                                                                 EXECUTION COPY




             AMENDMENT NO. 3 TO DEED OF TRUST, MORTGAGE, SECURITY
           AGREEMENT, ASSIGNMENT OF PRODUCTION, FINANCING STATEMENT
                 (PERSONAL PROPERTY INCLUDING HYDROCARBONS),
                              AND FIXTURE FILING


         THIS AMENDMENT NO. 3 TO DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION, FINANCING STATEMENT (PERSONAL PROPERTY INCLUDING HYDROCARBONS) AND FIXTURE FILING (this "AMENDMENT") is entered into as of August 19, 1997 at 9:00 a.m., Mountain Time (the "EFFECTIVE DATE") by and between FOREST OIL CORPORATION, a New York corporation with an address for notice hereunder of 1500 Colorado National Building, 950 17th Street, Denver, Colorado 80202 ("MORTGAGOR") to:

         1. THE CHASE MANHATTAN BANK, with an address at One Chase Manhattan Plaza, New York, New York 10081, as agent for each bank referred to below and as agent for The Chase Manhattan Bank of Canada and the Canadian Lenders (as defined below) in connection with the Canadian Guarantee (as defined below) (in such capacity, the "AGENT") (the Agent, together with its successors in such capacity, is hereinafter referred to as the "SECURED PARTY"), as to any and all portions of the Collateral EXCEPT those portions of the Collateral which (i) are located in the State of Texas or in offshore waters adjacent to the State of Texas and subject to the laws of the State of Texas and
         (ii) constitute interests in or to real property under the law of the State of Texas (the "DT COLLATERAL"); and

         2. Mary Jo Woodford, with an address at One Chase Manhattan Plaza, New York, New York 10081, as trustee (successor to Richard F. Betz) (in such capacity, together with her successors and assigns in such capacity, the "TRUSTEE"), but only as to the DT Collateral.

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. IN CERTAIN STATES, A POWER OF SALE MAY ALLOW THE SECURED PARTY TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS INSTRUMENT.

                                   R E C I T A L S

         A. Mortgagor, certain banks (collectively, the "ORIGINAL BANKS"), and the Agent were parties to a Credit Agreement dated as of December 1, 1993 (as heretofore modified and supplemented and in effect on the date hereof (the "ORIGINAL CREDIT AGREEMENT").

         B. Mortgagor, certain banks (collectively, the "EXISTING BANKS"), and the Agent amended and restated the Original Credit Agreement pursuant to an Amended and Restated Credit Agreement dated as of August 31, 1995.

         C. Mortgagor, the Existing Banks and the Agent further amended and restated the Original Credit Agreement pursuant to a Second Amended and Restated Credit Agreement dated as of January 31, 1997 (the "SECOND AMENDED AND RESTATED CREDIT AGREEMENT").

         D. Mortgagor, the Existing Banks and the Agent amended the Second Amended and Restated Credit Agreement pursuant to an Amendment No. 1 and Waiver dated April 1, 1997.

         E. Mortgagor, certain banks (collectively, the "BANKS") and the Agent have agreed to further amend the Second Amended and Restated Credit Agreement pursuant to an Amendment No. 2 dated as of August 19, 1997 (the Second Amended and Restated Credit Agreement as so amended and restated and as the same may be further amended and restated and in effect from time to time, being referred to herein as the "CREDIT AGREEMENT").

         F. The Credit Agreement is secured by, among other things, that certain Deed of Trust, Mortgage, Security Agreement, Assignment of Production, Financing Statement (Personal Property Including Hydrocarbons), and Fixture Filing dated as of June 3, 1994 from Mortgagor to Secured Party and Trustee (as heretofore modified and supplemented, the "DEED OF TRUST").

         G. The Deed of Trust was amended by Amendment No. 1 to Deed of Trust, Mortgage, Security Agreement, Assignment of Production, Financing Statement (Personal Property Including Hydrocarbons), and Fixture Filing dated as of August 31, 1995. The Deed of Trust was further amended by Amendment No. 2 to Deed of Trust, Mortgage, Security Agreement, Assignment of Production, Financing Statement (Personal Property Including Hydrocarbons), and Fixture Filing dated as of January 31, 1997. The Deed of Trust, Amendment No. 1 and Amendment No. 2 were duly recorded as set forth on
Schedule 1 attached hereto.

         H. Mortgagor and Secured Party now desire to further amend the Deed of Trust to secure all indebtedness under the Credit Agreement, notwithstanding any extensions or renewals of the Credit Agreement or any amendments to the Credit Agreement at any time maturing August 19, 2001 and secure all obligations arising pursuant to the guarantee (the "CANADIAN GUARANTEE") among the Mortgagor and The Chase Manhattan Bank of Canada, as administrative agent (the "CANADIAN AGENT") for the lenders (the "CANADIAN LENDERS") party to the Second Amended and Restated Credit Agreement dated as of April 1, 1997 among 611852 Saskatchewan Ltd. (the "CANADIAN SUBSIDIARY"), the Canadian Lenders and the Canadian Agent, as amended by Amendment No. 1 dated as of August 19, 1997 and as the same may be amended, restated, modified and supplemented and in effect from time to time (the "CANADIAN CREDIT AGREEMENT").

         I. Mortgagor and Secured Party now desire to further amend the Deed of Trust to provide for the continuation of the mortgage lien and security interest provided under the Deed of Trust by Mortgagor to the Secured Party, for the benefit of itself, the Banks and the Canadian Lenders.

         NOW, THEREFORE, in view of the foregoing, Mortgagor and Secured Party do hereby agree as follows:

         1. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Deed of Trust.

         2. All references in the Deed of Trust to "this Instrument", as defined in the opening paragraph of the Deed of Trust shall mean the Deed of Trust as amended hereby and as the same may from time to time be further amended or supplemented.

         3. The Deed of Trust is hereby amended: (i) by deleting Recital 1 in its entirety and substituting the following therefor:

              "1. Pursuant to the terms of the Second Amended and Restated Credit Agreement dated as of January 31, 1997, among Mortgagor, certain banks (collectively, the "BANKS"), the Subsidiary Guarantors and the Secured Party as amended by Amendment No. 1 and Waiver dated as of April 1, 1997 and as further amended by Amendment No. 2 dated as of August 19, 1997 (and as the same may be further amended, supplemented and otherwise modified and in effect from time to time, the "CREDIT AGREEMENT"), the Banks have agreed to make loans from time to time under a revolving credit facility to the Mortgagor the aggregate principal or stated amount of which shall not exceed $130,000,000 at any one time (maturing August 19, 2001), and issue or acquire participation interests in letters of credit for account of Mortgagor the aggregate amount of the liabilities of the Banks under which shall not exceed $10,000,000.00. Pursuant to the terms of the Canadian Credit Agreement (as defined below), the Canadian Lenders have agreed to make loans and issue bankers' acceptances from time to time under a revolving credit facility to the Canadian Subsidiary (as defined below) the aggregate principal or stated amount of which shall not exceed Canadian Dollars $165,000,000 at any one time outstanding (maturing August 19, 2001), and issue or acquire participations in letters of credit for the account of the Canadian Subsidiary the aggregate amount of the liabilities of the Canadian Lenders under which shall not exceed Canadian dollars $15,000,000, provided that the Mortgagor provides the Canadian Guarantee (as defined below) in favor of the Canadian
         Agent (as defined below) and the Canadian Lenders (as defined below).";

         (ii) by deleting Section 1.01A in its entirety and substituting the following therefore:

         "A. Payment in full when due (whether as stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks, all amounts from time to time owing to the Canadian Agent for itself and the Canadian Lenders pursuant to the Canadian Guarantee (including, without limitation, the Debt (as such term is defined in the Canadian Guarantee)) and all other amounts (including, without limitation, Reimbursement Obligations) from time to time owing to, and obligations to be performed in favor of, the Secured Party, the Banks and the Canadian Lenders by the Mortgagor under the Credit Agreement, the Notes and under any of the other Basic Documents (any reborrowings, future advances, readvances, modifications, extensions, substitutions, exchanges and renewals shall enjoy the same priority as the initial advances evidenced by the Notes), the obligations to the Canadian Agent and the Canadian Lenders under the Canadian Guarantee and the obligations to be performed in favor of, the Secured Party and the Banks by the Mortgagor under any Commodity Hedging Agreements or Interest Rate Protection Agreements (as those terms are defined in the Credit Agreement).";

         (iii) by inserting the following definitions in alphabetical order in Article VI:

              "CANADIAN AGENT" shall have the meaning given to such term in Recital H of Amendment No. 3 to Deed of Trust dated as of August 19, 1997.

              "CANADIAN CREDIT AGREEMENT" shall have the meaning given such term in Recital H of Amendment No. 3 to Deed of Trust dated as of August 19, 1997.

              "CANADIAN GUARANTEE" shall have the meaning given to such term in Recital H of Amendment No. 3 to Deed of Trust dated as of August 19, 1997.

              "CANADIAN LENDERS" shall have the meaning given to such term in Recital H of Amendment No. 3 to Deed of Trust dated as of August 19, 1997.

              "CANADIAN SUBSIDIARY" shall have the meaning given such term in

    Recital H of Amendment No. 3 to Deed of Trust dated as of August 19, 1997;
    and

         (iv) By deleting Section 9.01(ii) and substituting the following therefor:

                   (ii) the maximum amount of the Obligations that may be outstanding at any time and from time to time that this Instrument secured is fixed at $150,000,000.

         4. Mortgagor hereby confirms that pursuant to and subject to the terms of the Deed of Trust, it has heretofore absolutely and unconditionally granted, bargained, sold, assigned, transferred and conveyed the DT Collateral to the Trustee and granted to the Secured Party a security interest in those portions of the Collateral which (i) are located in the State of Texas or in offshore waters adjacent to the State of Texas and subject to the laws of the State of Texas and (ii) do not constitute DT Collateral.

         5. Mortgagor hereby confirms that pursuant to and subject to the Deed of Trust, it has heretofore absolutely and unconditionally granted, bargained, sold, assigned, transferred, pledged, mortgaged, warranted and conveyed to the Secured Party and granted the Secured Party a security interest in all of the Collateral (except the DT Collateral), including, without limitation, all severed and extracted Hydrocarbons and other minerals produced from or attributable to the Mortgaged Property, including, without limitation, all of the proceeds thereof.

         6. Mortgagor hereby acknowledges the Obligations, whether now existing or to arise hereafter, and confesses judgement thereon in favor of the Secured Party if the Obligations are not paid when due.

         7. The parties hereto hereby acknowledge and agree that except as specifically amended, changed or modified hereby, the Deed of Trust shall remain in full force and effect in accordance with its terms. None of the rights, titles and interests existing and to exist under the Deed of Trust are hereby released, diminished or impaired, and Mortgagor hereby reaffirms all agreements and covenants and acknowledges and agrees that, except as previously disclosed by Mortgagor under the Deed of Trust (except to the extent same relate to Collateral that is no longer owned by Mortgagor and other than the representation and warranty set forth in the first sentence of
Section 2.02(c) of the Deed of Trust) are true and correct in all material respects as of the date hereof. Mortgagor also represents and warrants to the Banks that the current net overproduced position of the Mortgagor with respect to Hydrocarbons produced from the Mortgaged Properties (expressed in volumetric terms) is not materially greater than the overproduced position of the Mortgagor with respect to the Mortgaged Properties as of January 31, 1997.

         8. INSOFAR AS PERMITTED BY OTHERWISE APPLICABLE LAW, THIS AMENDMENT SHALL BE CONSTRUED UNDER AND GOVERNED BY THE

LAWS OF THE STATE OF NEW YORK (EXCLUDING CHOICE OF LAW AND CONFLICT OF LAW RULES). MORTGAGOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK AND EACH OTHER STATE WHERE THE COLLATERAL IS LOCATED AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AMENDMENT, THE BASIC DOCUMENTS OR THE OBLIGATIONS IN THE CASE OF A PROCEEDING IN ANY OF SUCH STATES, BY SERVING THE SECRETARY OF STATE OF SUCH STATE IN ACCORDANCE WITH ANY APPLICABLE PROVISIONS OF SUCH STATE'S LAW GOVERNING SERVICE OF PROCESS UPON FOREIGN CORPORATIONS OR ENTITIES.

         9. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof.

         10. Mortgagor and the Agent acknowledge that the execution of Amendment No. 3 does not constitute a payment or prepayment of the Second Amended and Restated Credit Agreement, but constitutes an amendment, extension, increase, and modification of the terms thereof.

         11. For purposes of executory process under Louisiana law, the Mortgagor declares that on this ___ day of August, 1997, but effective for all purposes as of the Effective Date, it has appeared in the presence of the undersigned Notary Public and two witnesses and has executed this amendment through Forest Dorn its Vice President, duly authorized pursuant to Resolutions of the Board of Directors of the Mortgagor, a certified copy of which is annexed hereto as Exhibit "A".

         12. Mortgagor and the Secured Party acknowledges that none of the Obligations have been presented to the undersigned Notary Public to be paraphed for identification with this amendment.

         13. Notwithstanding any reference herein to the Credit Agreement, the Canadian Guarantee or any other Basic Document or the Canadian Guarantee, no third party shall be obligated to inquire as to whether any term or condition set forth therein has occurred but shall be entitled to rely upon the certificate of the Secured Party as to all events, including but not limited to the occurrence of an Event of Default.

         14. For purposes of executory process, the Mortgagor acknowledges and agrees that the existence, amount, terms, and maturity of the Obligations, may be proven by affidavit or verified petition, in accordance with Louisiana law as now existing or hereafter enacted.

          THUS DONE AND PASSED on this day ___ day of __________, 1997, (the "EFFECTIVE DATE") effective for all purposes as of the Effective Date, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Mortgagor and me, Notary, after reading of the whole.

                                       MORTGAGOR:

                                       FOREST OIL CORPORATION


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:


WITNESSES:



------------------------------



------------------------------



                            ------------------------------
                                    Notary Public

         THUS DONE AND PASSED on this ___ day of __________, 1997, (the "EFFECTIVE DATE") effective for all purposes as of the Effective Date in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with the Agent and the Trustee and me, Notary, after reading of the whole.

                                       AGENT:

                                       THE CHASE MANHATTAN BANK


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:



                                       TRUSTEE:


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

WITNESSES:



------------------------------



------------------------------



                            ------------------------------
                                    Notary Public

                                                                      EXHIBIT A


                                 NOTARY'S CERTIFICATE

The undersigned Notary Public hereby certifies that attached hereto are certified copies of Resolutions produced by the Mortgagor and attached by me to this Amendment No. 3 to Deed of Trust, Mortgage, Security Agreement, Assignment of Production, Financing Statement (Personal Property Including Hydrocarbons), and Fixture Filing executed by Mortgagor this ___ day of __________, 1997 and effective for all purposes as of ___________, 1997.



                            ------------------------------
                                    Notary Public

                    RESOLUTIONS OF THE BOARD OF DIRECTORS

                               ACKNOWLEDGEMENT

STATE OF COLORADO        )
                         : ss.
COUNTY OF ______________ )

         BE IT REMEMBERED that I, the undersigned Notary Public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, hereby certify that, on __________, 1997 there personally appeared before me, the following person, being the designated officer of the corporation set opposite his name, and such corporation being a party to the foregoing Amendment:

         _____________________, the __________________ of Forest Oil
Corporation,

         This Amendment was acknowledged before me on this ____ day of __________, 1997 by _________________, of Forest Oil Corporation, a New York
corporation, on behalf of said corporation.

         LOUISIANA

         Who being by me duly sworn, deposed and said that he is the designated officer of said corporation described in and which executed the foregoing Amendment, that he signed his name thereto by order of the Board of Directors of said corporation, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official notarial seal, in the County of _____________, State of ___________________,
this ____ day of __________, 1997.



                                       ----------------------------------------
                                       Notary Public, State of
                                                               ----------------

                                       Notary's Printed Name:
                                                               ----------------

                                       My Commission expires:
                                                               ----------------

                               ACKNOWLEDGEMENT

STATE OF NEW YORK  )
                   : ss.
COUNTY OF NEW YORK )

         BE IT REMEMBERED that I, the undersigned Notary Public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, hereby certify that, on ____________, 1997 there personally appeared before me, the following person, being the designated officer of the bank set opposite her name, and such corporation being a party to the foregoing Amendment:

         Mary Jo Woodford, a Vice President of The Chase Manhattan Bank.

         This Amendment was acknowledged before me on this ___ day of September, 1997 by Mary Jo Woodford, of The Chase Manhattan Bank, on behalf of said bank.

         LOUISIANA

         Who being by me duly sworn, deposed and said that she is the designated officer of said bank described in and which executed the foregoing Amendment, that she signed her name thereto by order of the Board of Directors of said bank, and acknowledged to me that she executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the free act and deed of said bank.

         IN WITNESS WHEREOF, I have hereunto set my hand and official notarial seal, in the County of New York, State of New York, this ___ day of September, 1997.



                                       ----------------------------------------
                                       Notary Public, State of New York

                                ACKNOWLEDGEMENT

STATE OF NEW YORK  )
                  : ss.
COUNTY OF NEW YORK )

         BE IT REMEMBERED that I, the undersigned Notary Public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, hereby certify that, on __________, 1997 there personally appeared before me, the following person, being a party to the foregoing Amendment:

         This Amendment was acknowledged before me on this ___ day of September, 1997 by Mary Jo Woodford.

         LOUISIANA

         Who being by me duly sworn, deposed and said that she is the Trustee described in the foregoing Amendment, that she signed her name thereto, and acknowledged to me that she executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as her free act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and official notarial seal, in the County of New York, State of New York, this ___ day of September, 1997.



                                       ----------------------------------------
                                       Notary Public, State of New York

                                                                     Schedule 1


                       SCHEDULE OF RECORDING INFORMATION

                            FOREST OIL CORPORATION

                                      and

                           THE CHASE MANHATTAN BANK
                                   as Agent


1. Deed of Trust, Mortgage, Security Agreement, Assignment of Production, Financing Statement (Personal Property Including Hydrocarbons), and Fixture Filing dated June 3, 1994 executed by Forest Oil Corporation ("FOREST") in favor of Bettylou J. Robert, as Trustee, for the benefit of The Chase Manhattan Bank, as Agent and in favour of the Agent (all recording references are to the Real Property Records):

RECORDED IN THE STATE OF TEXAS

    COUNTY              DATE FILED          RECORDING INFORMATION

    Brazoria            6/8/94              Recorded 6/8/94 as
                                            #94-021547

    Chambers            6/10/94             Recorded 6/10/94 as
                                            Volume 94-240, Page 215

    Fort Bend           6/21/94             Recorded 6/21/94 as
                                            Volume 2668, Page 1568

    Harris              6/7/94              Recorded 6/7/94 as
#P899134

    Matagorda           6/8/94              Recorded 6/8/94 as
                                            Volume 381, Page 505

    Waller              6/8/94              Recorded 6/8/94 as
                                            Volume 496, Page 88


    2. Financing Statement by Forest in connection with item #1 above and filed as follows:

    LOCATION            DATE FILED          FILING INFORMATION

    Secretary of        6/7/94              Recorded 6/7/94 #110234
     State of Texas


RECORDED IN THE STATE OF LOUISIANA

A.  PARISH              DATE FILED     RECORDING INFORMATION

    Cameron             6/7/94         Recorded 6/7/94 as
                                       MOB 200, File No. 236409

    Iberia              2/9/97         MOB A-695, Entry 97-1260

    St. Bernard         6/6/94         Recorded 6/6/94 as
                                       MOB 732, page 71

    St. Mary            2/9/97         MOB 748, Entry 221, 376

    Vermillion          6/6/94         Recorded 6/6/94 as
                                       Entry No. 9405601

B.  Mineral Management Service, Gulf of Mexico Region, June 6, 1994:

    Lease Files:

    OCS-G 1152, OCS-G 1153, OCS-G 1977, OCS-G 3393,
    OCS-G 8645, OCS-G 10658, OCS-G 13301, OCS-G 0479, OCS-G 6156

2. UCC-1 Financing Statement by Forest Oil Corporation as Debtor, and The Chase Manhattan Bank, as Secured Party.


A.  PARISH              DATE FILED     RECORDING INFORMATION

    Orleans             6/6/94         Recorded 6/6/94 as
                                       Instrument No. 36-84158

B.  Mineral Management Service, Gulf of Mexico Region,
    June 6, 1994:

    Lease Files:

    OCS-G 1152, OCS-G 1153, OCS-G 1977, OCS-G 3393,
    OCS-G 8645, OCS-G 10658 and OCS-G 13301

2. Amendment No. 1 to Deed of Trust, Mortgage, Security Agreement, Assignment of Production, Financing Statement (Personal Property Including Hydrocarbons), and Fixture Filing dated August 31,1995 executed by Forest Oil Corporation ("FOREST") in favor of Bettylou J. Robert, as Trustee, for the benefit of The Chase Manhattan Bank, as Agent and in favour of the
    Agent:

    RECORDED IN THE STATE OF TEXAS

    COUNTY              DATE FILED          RECORDING INFORMATION

    Brazoria            9/27/95             Recorded 9/27/95 as #95-031806

    Chambers            9/28/95             Recorded 9/29/95 in
                                            Volume 95-277, Page 473

    Fort Bend           10/20/95            Recorded 10/20/95 as
                                            #9563356

    Harris              9/27/95             Recorded 9/27/95 as
                                            #R598435

    Matagorda           9/27/95             Recorded 9/27/95 in
                                            Volume 420, Page 664

    Waller              9/28/95             Recorded 9/28/95 in
                                            Volume 525, Page 32

    RECORDED IN THE STATE OF LOUISIANA

    A.   PARISH              DATE FILED          RECORDING INFORMATION

         Vermilion           9/19/95             MOB Entry No. 9509529

         Iberia              2/9/97              MOB A-695, Entry 97-1261

         St. Bernard         9/19/95             Act No. 315858 MOB 773,
                                                 folio 105

         St. Mary            2/9/97              MOB 748, Entry 221, 377

         Cameron             9/19/95             File No. 242693 MOB 212

    B.   Minerals Management Service, Gulf of Mexico Region, September 19,
         1995:

         Lease Files:

         OCS-G 1152, OCS-G 1153, OCS-G 1977, OCS-G 3393, OCS-G 8645,
         OCS-G 10658, OCS-G 13301, OCS-G 0479, OCS-G 6156

3. Amendment No. 2 to Deed of Trust, Mortgage, Security Agreement, Assignment of Production, Financing Statement (Personal Property Including Hydrocarbons), and Fixture Filing dated January 31, 1997 executed by Forest Oil Corporation ("FOREST") in favour of Mary Jo Woodford, as Trustee, for the benefit of The Chase Manhattan Bank, as Agent:

    RECORDED IN THE STATE OF LOUISIANA

A.       PARISH         DATE FILED     RECORDING INFORMATION

         Cameron        2/9/97         Recorded 2/9/97 as
                                       MOB 223 File 249343

         Iberia         2/9/97         Recorded 2/9/97 as
                                       MOB A-695 Entry 97-1262

         St. Bernard    2/9/97         Recorded 2/9/97 as
                                       MOB 824 Page 1, ACT 332018

         St. Mary       2/9/97         Recorded 2/9/97 as
                                       MOB 748 Entry 221 378

         Vermilion      2/9/97         Recorded 2/9/97 as
                                       Entry 9701943

    B.   Minerals Management Service, Gulf of Mexico Region, September 19,
         1995:

         Lease Files:

         OCS-G 1152, OCS-G 1153, OCS-G 1977, OCS-G 3393, OCS-G 8645,
         OCS-G 10658, OCS-G 13301, OCS-G 0479, OCS-G 6156



         RECORDED IN THE STATE OF TEXAS

    A.   COUNTY         DATE FILED     RECORDING INFORMATION

         Fort Bend      2/17/97        Recorded 2/17/97 as
                                       #9709520

         Harris         2/12/97        Recorded 2/12/97 as
                                       #S319107

         Waller         2/13/97        Recorded 2/13/97 as
                                       Volume 555, Page 267

    B. UCC-3 Financing Statement Change (Amendment) by Forest Oil Corporation, as Debtor, and The Chase Manhattan Bank, as Secured Party.

         a.   Orleans Parish, Louisiana
              February 7, 1997
              Under UCC Entry No. 36-114842

         b.   Secretary of State of Texas
              June 7, 1994
              Under UCC Entry No. 110234